Exhibit 99.1

TRUBRIDGE ANNOUNCES THIRD QUARTER 2024 RESULTS

MOBILE, ALA. (November 7, 2024) – TruBridge, Inc. (NASDAQ: TBRG), a healthcare solutions company, today announced financial results for the third quarter and nine months ended September 30, 2024.

Third Quarter 2024 Highlights*

All comparisons are to the quarter ended September 30, 2023, unless otherwise noted

●	Total bookings of $21.0 million compared to $15.0 million
●	Total revenue of $83.8 million compared to $82.7 million
●	Financial Health revenue of $54.3 million compared to $46.6 million
o	Financial Health revenue represented 64.7% of TruBridge’s total revenue
●	GAAP (loss) earnings per diluted share of $(0.66) compared to $(0.24)
●	Non-GAAP (loss) earnings per diluted share of $(0.21) compared to $0.45
●	GAAP net loss of $(9.8) million and non-GAAP net loss of $(3.0) million
●	Adjusted EBITDA of $13.8 million compared to $9.7 million

*As of the third quarter of 2024, TruBridge is now reporting two segments in its financial statements representing the two business units. Financial Health represents the previous Revenue Cycle Management (RCM) segment, and Patient Care represents the previously reported Electronic Health Record (EHR) segment, including the patient engagement business.

Commenting on the results, Chris Fowler, chief executive officer of TruBridge, Inc., stated, “We are pleased with the strong results our team delivered this quarter. Our Financial Health business is showing solid growth and adjusted EBITDA margin is expanding as anticipated. On a recent trip to India, I was able to witness firsthand the impressive work our team is doing to successfully execute the Viewgol integration. I am happy to report that everything is moving along smoothly, and we remain focused on optimizing operations and realizing margin improvements over time.

“Our recently launched analytics offering is starting to resonate with our initial customers, and we believe that, over time, it has the potential to become a contributor to our growth strategy. We have delivered consistent results so far in 2024, made steady progress on our ongoing initiatives and generated bookings and a pipeline that give us confidence in our outlook as we move into 2025,” concluded Fowler.

Executive Leadership Changes

TruBridge also announced today the elevation of the Company’s business unit general managers to report directly to the Company’s Chief Executive Officer, reflecting the expanded scope and evolution of these roles. In conjunction with this move, David Dye will be retiring from his role as Chief Operating Officer, effective December 31, 2024, at which time the Company will eliminate that position. He will serve the remainder of his board term through completion in 2026. Dye has been with the Company since 1990, having held many roles in addition to his current position, including Chairman, Chief Growth Officer, President and Chief Executive Officer, and Chief Financial Officer.

Glenn Tobin, chairman of the Company’s Board of Directors, added, “On behalf of our Board of Directors and the entire TruBridge organization, I want to express my appreciation for David and his decades of contribution. David’s leadership and numerous accomplishments have been integral to TruBridge’s success, and his positive impact has been felt by many employees over the years.”

Financial Guidance

For the fourth quarter of 2024, TruBridge expects to generate:

●	Total revenue between $83.5 million and $85.5 million
●	Adjusted EBITDA between $13.5 million and $14.5 million

For the full year 2024, TruBridge expects to generate:

●	Total revenue of $335 million and $337 million; narrowed from $330 million and $340 million
●	Adjusted EBITDA of $49 million and $50 million; narrowed from $45 million and $50 million

Conference Call

TruBridge will hold a conference call and live webcast to discuss third quarter 2024 results on Friday, November 8, 2024, at 8:00 a.m. Central time/9:00 a.m. Eastern time. To access this interactive teleconference, dial (877) 407-0890 and request connection to the TruBridge earnings conference call. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

About TruBridge

We are a trusted partner to more than 1,500 healthcare organizations with a broad range of technology-first solutions that address the unique needs and challenges of diverse communities, promoting equitable access to quality care and fostering positive outcomes. TruBridge has over four decades of experience in connecting providers, patients and communities with innovative data-driven solutions that create real value by supporting both the financial and clinical side of healthcare delivery. Our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings combine unparalleled visibility and transparency to enhance productivity and support the financial health of healthcare organizations across all care settings. We support efficient patient care with electronic health record (EHR) product offerings that successfully integrate data between care settings. Above all, we believe in the power of community and encourage collaboration, connection, and empowerment with our customers. We clear the way for care. For more information, please visit www.trubridge.com.

Investor Relations Contact

Asher Dewhurst, ICR Westwicke

TBRGIR@westwicke.com

Media Contact

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@trubridge.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; pandemics and other public health crises and related economic disruptions; transition to a subscription-based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential delay in the development of markets for our RCM service offering; potential inability to properly manage growth in new markets we may enter; potential disruption of our business due to our ongoing implementation of a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; our reliance on an international workforce which exposes us to various business disruptions; our utilization of artificial intelligence, which could expose us to liability or adversely affect our business if we cannot compete effectively with others using artificial intelligence; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

TruBridge, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Financial Health	$54,271	$46,582	$161,417	$142,973
Patient Care	29,559	36,130	90,389	110,594
Total revenues	83,830	82,712	251,806	253,567

Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	29,185	27,159	89,051	81,461
Patient Care	13,184	16,704	38,421	50,712
Total costs of revenue (exclusive of amortization and depreciation)	42,369	43,863	127,472	132,173
Product development	7,735	9,778	26,629	26,899
Sales and marketing	5,944	6,818	20,351	21,906
General and administrative	19,376	20,961	57,651	54,471
Amortization	6,183	6,208	21,158	17,549
Depreciation	279	297	1,079	1,392
Total expenses	81,886	87,925	254,340	254,390

Operating income (loss)	1,944	(5,213)	(2,534)	(823)

Other income (expense):
Other income (expense)	(376)	224	1,139	569
Interest expense	(4,033)	(3,071)	(12,348)	(8,405)
Total other expense	(4,409)	(2,847)	(11,209)	(7,836)

Loss before taxes	(2,465)	(8,060)	(13,743)	(8,659)

Income tax expense (benefit)	7,344	(4,498)	3,631	(5,344)

Net loss	$(9,809)	$(3,562)	$(17,374)	$(3,315)

Net loss per common share—basic	$(0.66)	$(0.24)	$(1.17)	$(0.23)
Net loss per common share—diluted	$(0.66)	$(0.24)	$(1.17)	$(0.23)

Weighted average shares outstanding used in per common share computations:
Basic	14,323	14,205	14,290	14,181
Diluted	14,323	14,205	14,290	14,181

TruBridge, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	September 30, 2024 (Unaudited)	Dec. 31, 2023
Assets
Current assets
Cash and cash equivalents	$8,586	$3,848
Accounts receivable, net of allowance for expected credit losses of $3,896 and $3,631, respectively	56,680	59,723
Financing receivables, current portion (net of allowance for expected credit losses of $405 and $319, respectively)	5,133	3,997
Inventories	924	475
Prepaid income taxes	1,972	1,628
Prepaid expenses and other	15,853	15,807
Assets of held for sale	2,473	25,977
Total current assets	91,621	111,455

Property & equipment, net	5,049	8,974
Software development costs, net	41,026	39,139
Operating lease assets	3,451	5,192
Financing receivables, net of current portion (net of allowance for expected credit losses of $18 and $97, respectively)	231	1,226
Other assets, net of current portion	7,749	7,314
Intangible assets, net	79,833	89,213
Goodwill	172,573	171,909
Total assets	$401,533	$434,422

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$14,028	$10,133
Current portion of long-term debt	2,926	3,141
Deferred revenue	10,235	8,677
Accrued vacation	5,392	5,410
Other accrued liabilities	18,421	19,892
Liabilities of held for sale	-	977
Total current liabilities	51,002	48,230

Long-term debt, net of current portion	173,343	195,270
Operating lease liabilities, net of current portion	2,520	3,074
Deferred tax liabilities	2,021	1,230
Total liabilities	228,886	247,804

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,546 and 15,121 shares issued, respectively	15	15
Additional paid-in capital	199,244	195,546
Accumulated other comprehensive gain	107	-
Accumulated (deficit) earnings	(9,242)	8,132
Treasury stock, 619 and 572 shares, respectively	(17,477)	(17,075)
Total stockholders' equity	172,647	186,618

Total liabilities and stockholders' equity	$401,533	$434,422

TruBridge, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net loss	$(17,374)	$(3,315)
Adjustments to net loss:
Provision for credit losses	1,046	810
Deferred taxes	915	(8,171)
Stock-based compensation	3,698	2,162
Depreciation	1,079	1,392
Gain on sale of business	(1,221)	-
Amortization of acquisition-related intangibles	9,379	12,043
Amortization of software development costs	11,779	5,506
Amortization of deferred finance costs	320	269
Change in fair value of contingent consideration	(1,044)	-
Non-cash operating lease costs	1,879	1,478
Loss on disposal of property and equipment	1,648	117
Changes in operating assets and liabilities:
Accounts receivable	2,946	(8,632)
Financing receivables	(129)	2,029
Inventories	(449)	(157)
Prepaid expenses and other	3,228	(1,972)
Accounts payable	3,925	6,333
Deferred revenue	2,162	(2,784)
Operating lease liabilities	(1,415)	(1,462)
Other liabilities	(189)	6,656
Prepaid income taxes	(344)	1,017
Net cash provided by operating activities	21,839	13,319

Investing activities:
Purchase of business, net of cash acquired	(664)	-
Sale of business, net of cash and cash equivalents sold	21,410	-
Investment in software development	(13,666)	(17,981)
Purchases of property and equipment	(1,277)	(332)
Net cash provided by (used in) investing activities	5,803	(18,313)

Financing activities:
Payments of long-term debt principal	(6,625)	(2,625)
Proceeds from revolving line of credit	23,765	9,716
Payments of revolving line of credit	(39,072)	(5,000)
Debt issuance costs	(529)	-
Treasury stock purchases	(402)	(2,575)
Net cash used in financing activities	(22,863)	(484)

Increase (decrease) in cash and cash equivalents	4,779	(5,478)

Change in cash and cash equivalents included in assets sold	(41)	-
Cash and cash equivalents, beginning of period	3,848	6,951
Cash and cash equivalents, end of period	$8,586	$1,473

TruBridge, Inc.
Consolidated Bookings
(In '000s)
(Unaudited) (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 (3)	2024	2023 (3)
Financial Health(1)	$12,496	$9,080	$40,346	$34,828
Patient Care(2)	8,454	5,897	27,464	20,966
Total	$20,950	$14,977	$67,810	$55,794

(1)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).
(2)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support) for perpetual license system sales and total contract price for SaaS sales.
(3)	Adjustment was made to the 2023 bookings, due to 3rd Party Software, and Forms and Supplies being doubled accounted for in the total Patient Care bookings.

TruBridge, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited) (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023 (4)	2024	2023 (4)
Financial Health
Net new(1)	$6,112	$4,387	$21,559	$13,810
Cross-sell(1)	6,384	4,693	18,787	21,018
Patient Care
Non-subscription sales(2)	5,006	3,126	12,540	12,124
Subscription revenue(3)	3,448	2,771	14,924	8,842

Total	$20,950	$14,977	$67,810	$55,794

(1)

“Net new” represents bookings from outside the Company’s core Patient Care client base, and “Cross-sell” represents bookings from existing Patient Care customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

(4)	Adjustment was made to the 2023 bookings, due to 3rd Party Software, and Forms and Supplies being doubled accounted for in the total Patient Care bookings.

TruBridge, Inc.
Adjusted EBITDA - by Segment
(In '000s)
(Unaudited) (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
In '000s	2024	2023	2024	2023
Financial Health	$9,562	$4,623	$23,767	$18,205
Patient Care	4,260	5,099	12,083	17,388
Total	$13,822	$9,722	$35,850	$35,593

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA:	2024	2023	2024	2023
Net loss, as reported	$(9,809)	$(3,562)	$(17,374)	$(3,315)
Net Income Margin	(11.7% )	(4.3% )	(6.9% )	(1.3% )

Depreciation expense	279	297	1,079	1,392
Amortization of software development costs	3,057	2,194	11,779	5,506
Amortization of acquisition-related intangibles	3,126	4,014	9,379	12,043
Stock-based compensation	1,398	1,038	3,698	2,162
Severance and other non-recurring charges	4,018	7,392	12,449	15,313
Interest expense	3,777	2,847	11,826	7,719
Change in fair value of contingent consideration	(1,044)	-	(1,044)	-
Loss on disposal of property and equipment	1,648	-	1,648	117
Gain on sale of AHT	28	-	(1,221)	-
Provision (benefit) for income taxes	7,344	(4,498)	3,631	(5,344)
Total Adjusted EBITDA	$13,822	$9,722	$35,850	$35,593
Adjusted EBITDA Margin	16.5%	11.8%	14.2%	14.0%

TruBridge, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Net Income (loss) and Non-GAAP EPS:	2024	2023	2024	2023
Net loss, as reported	$(9,809)	$(3,562)	$(17,374)	$(3,315)

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,126	4,014	9,379	12,043
Stock-based compensation	1,398	1,038	3,698	2,162
Severance and other nonrecurring charges	4,018	7,392	12,449	15,313
Non-cash interest expense	107	90	314	270
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,816)	(2,632)	(5,426)	(6,255)
Tax shortfall (windfall) from stock-based compensation	13	8	126	65

Non-GAAP net income (loss)	$(2,963)	$6,348	$3,166	$20,283

Weighted average shares outstanding, diluted	14,323	14,205	14,290	14,181

Non-GAAP EPS	$(0.21)	$0.45	$0.22	$1.43

TruBridge, Inc.
Patient Care Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Recurring revenues - Patient Care
Acute care	$26,584	$29,068	$80,726	$88,420
Post-acute care	-	3,594	597	11,230
Total recurring revenues - Patient Care	26,584	32,662	81,323	99,650

Non-recurring revenues - Patient Care
Acute care	2,975	3,118	8,996	9,869
Post-acute care	-	350	70	1,075
Total non-recurring revenues - Patient Care	2,975	3,468	9,066	10,944

Total Patient Care revenues	$29,559	$36,130	$90,389	$110,594

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

●

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangibles; (iv) stock-based compensation; (v) severance and other nonrecurring charges; (vi) interest expense; (vii) change in fair value of contingent consideration; (viii) loss on asset held for sale; (ix) gain on sale of AHT; and (x) the provision (benefit) for income taxes.

●	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.
●

Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring charges; (iv) non-cash interest expense; (v) gain on sale of AHT; and (vi) the total tax effect of items (i) through (v).

●	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

●

Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

●

Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

●

Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

●

Non-cash Interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

●

Interest expense: Interest expense represents (i) interest incurred on our term loan and revolving credit facility and (ii) non-cash interest expense. We exclude interest expense from non-GAAP financial measures because we believe these amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

●

Change in fair value of contingent consideration: The purchase agreement for our acquisition of Viewgol in 2023 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of Viewgol would receive additional consideration depending on the achievement of certain performance metrics. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

●

Loss on assets held for sale: Loss on assets held for sale represents the excess of book value of assets sold over the proceeds received in connection with the sale of real estate assets during the period. We exclude loss on sale of real estate assets held for sale from non-GAAP financial measures because we believe (i) the amount of such gains gain or loss in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains gain or loss can vary significantly between periods.

●

Gain on sale of AHT: Gain on sale of AHT represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024. We exclude gain on sale of AHT from non-GAAP financial measures because we believe the amount relates to specific transaction and, as such, may not directly correlate to the underlying performance of our business operations

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Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.